                               LICENSE AGREEMENT


    THIS LICENSE AGREEMENT is entered into as of the 4TH day of November, 1999 by and between INTERNATIONAL TRADING & MANUFACTURING CORP., a Nevada corporation ("Licensee") and BOOMERANG MARKETING, INC. ("BMI").


                                  BACKGROUND

    A. BMI and Frank Brown ("Brown") are the owners of and have the right to license the trade name, likeness, trademark, patent rights and other licensed indicia relating to "Boomerang" lures (collectively, the "Marks") as more completely set forth on Exhibit "A", attached hereto and incorporated herein by reference.

    B. Licensee is engaged in the business of manufacturing and selling the products set forth on Exhibit "B", attached hereto and incorporated herein by reference and desires to obtain a license from BMI to manufacture and sell such products utilizing the Marks.

    C. BMI desires to protect the integrity of any likeness, trademarks and patent rights contained within said Marks.

    D. BMI and Licensee have entered into this Agreement to set forth their respective rights and obligations.


                             TERMS AND CONDITIONS

    NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    SECTION 1.     LICENSE

    1.1 GRANT OF LICENSE. Upon the terms and conditions set forth herein, BMI hereby grants to Licensee, and Licensee hereby accepts, an exclusive license and exclusive right to use the Marks in the Contract Territory (as defined below) during the Contract Period (as defined below) in connection with the manufacture,

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packaging, shipping and sale of products bearing and replicating the Marks
(the "Licensed Product"). It is understood that at all times BMI shall be deemed the owner of the Marks. Each of the recitals are incorporated herein by reference.

        1.2 RIGHT TO SUBLICENSE. The license and rights granted herein shall include the right of Licensee to do any of the following acts: (i) manufacture or distribute the Licensed Product or merchandise, including the advertisement or packaging thereof, bearing the Marks; (ii) grant sublicenses or assignments in or of the license granted herein or any portion thereof; (iii) produce the Licensed Product under any name other than those set forth on Exhibit "B"; (iv) change, alter, add to, delete from, augment or modify the Licensed Product in any way or mix the Marks with any other image, photograph, likeness, or copy thereof or couple or bundle the Licensed Product in conjunction with others; or, (v) sell the Licensed Product to any person or entity for incorporation into another product. License is granted hereunder for the manufacture, sale, or distribution of Licensed Product to be used as giveaway advertising, premiums, for fund raising, as giveaways, in combination sales, or to be disposed of under similar methods of merchandising or sold for less than the usual selling price for the purpose of increasing sales. Licensee may use the Licensed Product and any of the Marks in connection with any sweepstakes lottery, game of chance or any similar promotional sales device, scheme, or program. For purposes of this Agreement, Licensee shall not use the Licensed Product as a "giveaway" if the total amount of such giveaways exceeds seven percent (7.00%) of actual units sold annually. Notwithstanding anything contained herein, the rights of Licensee under Paragraphs 1.2(ii), 1.2(iii) and 1.2(iv) above shall be subject to BMI's prior written consent, which consent shall not be unreasonably withheld.

        SECTION 2. TERRITORY

        2.1 CONTRACT TERRITORY. The license granted pursuant to this Agreement shall be worldwide (the "Contract Territory").

         SECTION 3. TERM

         3.1  TERM.  The term of this Agreement shall be for a period of ten
(10) years beginning on March 1, 2000 and ending on February 29, 2009 unless sooner terminated in accordance with the terms hereof (the "Contract Period"). A Contract Period Year (or fiscal year) shall be from March 1 - February 29. Notwithstanding the foregoing, this License shall be effective commencing the date this Agreement is executed. Licensee may terminate this Agreement, for any reason, upon a written thirty (30) day notice to BMI. This Agreement may be renewed by a writing signed by each party hereto.

        SECTION 4. ROYALTY AND COMPENSATION

        4.1  ROYALTY.

        (a) In consideration of the rights granted by BMI hereunder, Licensee hereby irrevocably agrees to pay BMI, on its own behalf and on behalf of all its licensees and sublicenses, a royalty (the "Royalty") payable in U.S. Dollars equal to the following amounts for the sale of each unit of the Licensed Product:

              -   on individual lure sales: $0.25 per unit

              - on sets to be sold up to a retail of up to $9.95: $0.50 per unit

              - on sets to be sold up to a retail of over $9.95 and up to $19.95: $1.00 per unit

              -   on sets to be sold at a retail over $19.95: $0.25 per single item in set

Unit sales completed within Australia and Japan shall be entitled to double
(2x) the above-stated Royalty.

        (b) For the purposes of Paragraph 4.1(a) above, the term "unit" shall mean the actual sale of either a single item or a single set comprising the Licensed Product and collection of payment thereon after any returns of the products sold.

        4.2 MINIMUM & ADVANCE ROYALTY. Licensee agrees that notwithstanding the actual amount of sales of Licensed Product, so long as this Agreement is in effect and for the fiscal year beginning March 1, 2000, it shall be obligated to make a nonrefundable minimum payment to BMI ("Minimum Royalty") in the amount of Five Thousand Dollars ($5,000) for each month during the first fiscal year, with a total Minimum Royalty of One Hundred Thousand Dollars ($100,000) for the first fiscal year and for each month during fiscal year two through fiscal year ten, the amount of Ten Thousand Dollars
($10,000) for each month with a total Minimum Royalty of Two Hundred Twenty-Five Thousand Dollars ($225,000) for each fiscal year. Licensee shall also make an Advance Royalty payment in the amount of Ten Thousand Dollars ($10,000) payable on or before November 15, 1999 and Forty Thousand Dollars ($40,000) on March 1, 2000. All payments of Royalty pursuant to Section 4.1 will be credited against the Minimum Royalty, and visa versa. Once the prepaid minimum amount is reached, Royalty payments will be made in accordance with Section 4.1. The Advance Royalty will be credited against Royalty to be paid pursuant to Section 4.1 and the Minimum Royalty to be paid pursuant to Section 4.2.

        4.3 PAYMENTS; STATEMENTS AND RECORDS. All Royalty payments shall be made to the order of BMI and shall be due and payable within thirty (30) days after the end of each calendar month for sales or distributions during the previous month. Complete and accurate Royalty reports will be due whether or not there were sales during the previous month. Licensee shall (i) furnish to BMI, in connection with each Royalty payment, a statement of account of all sales activity relating to the Licensed Product and (ii) keep full, true, clear and accurate records and books of account with respect to all Licensed Product, such books and records to be retained for at least one (1) year after expiration of the Contract Period. BMI shall have the right to inspect any such books and records related to the Licensed Product during normal business hours upon seventy-two (72) hour advance notice. In the event in any month Licensee fails to remit to BMI the monthly Minimum Royalty, BMI may terminate this Agreement upon giving Licensee a written ten (10) day notice to cure such default and if payment is not made during the applicable cure period, then BMI may terminate this Agreement immediately after such cure period has elapsed upon written notice given to Licensee from BMI.

        In the event that audit by BMI (or its representatives) determines a payment deficiency for Royalties due versus Royalties actually paid by Licensee of ten percent (10%) or greater, then the cost of the audit shall be paid by Licensee, together with the Royalty deficiency.

        The receipt and/or acceptance by BMI of the statements furnished or Royalties paid hereunder to BMI or the cashing of any Royalty checks paid hereunder, shall not preclude BMI from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by Licensee and the appropriate payment shall be made by Licensee.

        4.4 ISSUANCE OF ITM STOCK. On November 15, 1999, and subject to all rules and regulations of the Securities Exchange Commission, the National Association of Security Dealers and its transfer agent, ITM shall cause to be issued to BMI 10,000 shares of one (1) year restricted stock ("Shares") of securities of ITM.

        SECTION 5.  MANUFACTURE AND QUALITY STANDARDS

        5.1 QUALITY STANDARDS. The Licensed Product shall meet or exceed Licensee's standards and shall be of uniform premium quality in Licensee's reasonable judgment. BMI shall have the reasonable opportunity to notify Licensee in writing if BMI is of the opinion that such quality standards are not met and if such notice is given, then BMI and Licensee shall meet and confer within thirty (30) days to resolve any issues relating thereto. Licensee shall pay for all costs relating to the marketing and distribution of the

Licensed Product. ITM recognizes the intent to utilize Brown's services in the marketing and/or distribution of the Licensed Product ("Services"). ITM agrees to compensate Brown at a minimum hourly rate of $16.50 as well as participate in ITM's group health benefits plan. ITM will assume all other related travel costs of Brown while performing Services. In the event BMI is requested by License to assist in these Services, BMI and Licensee shall determine in advance the financial obligation of Licensee to BMI in connection with such Services.

    5.2  TRADEMARK PROTECTION; INTELLECTUAL PROPERTY.

    (a) Licensee acknowledges that the manufacture and sale by it of the Licensed Product shall not vest in Licensee any ownership rights whatsoever in the Marks. Licensee shall cause to appear on all Licensed Product, and on all materials in connection with which the Marks are used hereunder, legends, markings, indications and notices in order to give notice of the trademarks, tradenames, patents or other rights therein or pertaining thereto as is reasonably requested by BMI.

    (b) Licensee acknowledges that any improvements to the Licensed Product shall be owned by Licensor.

    SECTION 6.   INDEMNIFICATION

    6.1 INDEMNIFICATION. If any person shall make a claim for any damage or injury of any kind or nature whatever, including death, whether such claim be for breach of warranty, product liability, or for any other alleged type of damage, and whether such claim be based in negligence, strict liability, or under any other theory, against BMI and/or any of his affiliates, partners, shareholders, agents, employees, and directors or licensors (collectively, the "Indemnified Parties") arising out of the Licensee's actions or inactions in accordance with this Agreement, Licensee will indemnify and hold harmless BMI and each Indemnified Party from and against any and all loss, expense, damage, or injury that BMI and any Indemnified Party may sustain as a result of any such claim, and Licensee will assume on behalf on BMI and such Indemnified Parties the defense of any action at law or suit in equity or any other proceeding which may be brought against BMI or any Indemnified Party upon such claim and will pay on behalf of BMI upon its demand the amount of any and all costs, fees, and expenses in connection with such defense, including the fees of BMI's counsel, as well as any judgment, fine, or penalty that may be entered against BMI or any Indemnified Party in any such action, suit, or proceeding. This indemnity shall continue in force notwithstanding the termination of this Agreement.

    SECTION 7.   REPRESENTATIONS AND WARRANTIES

    7.1 REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that: (i) it is duly organized and validly existing under the laws of the state of its organization; (ii) it has full power and authority to enter into and this Agreement and the person or persons executing this Agreement have been duly authorized to do so; and (iii) the execution, delivery and performance of this Agreement shall not conflict with, violate or constitute a default under any other contracts, agreements or undertakings to which it is a party or by which it is bound.

    7.2 INDEMNITY BY BMI AND BROWN. BMI and Brown represent and warrant that they are the owners of all patent and trademark rights to the Marks and have the sole and exclusive right and power to grant the license in the Marks granted herein as set forth on Exhibit "A" and permit the manufacture and sale of the Licensed Product. In the event a third party should file within the Contract Territory any claim against Licensee or any other third party for infringement or for other similar intellectual property infringement, occurring within the Contract Territory, Licensee shall promptly notify BMI and Brown of such claim, and thereafter BMI and Brown shall undertake defense of such claim through counsel of Licensee's choosing and at BMI and Brown's sole cost and expense. In the event, for any reason, BMI and Brown are found not to actually possess the legal ownership and unrestricted, uncontested and exclusive right and power to license the Marks as provided for herein, then BMI and Brown shall immediately return to Licensee any and all consideration paid or given to BMI and Brown pursuant to this Agreement. BMI and Brown shall take whatever steps it deems necessary or appropriate to defend and finally dispose of such claim. If the claim is disposed of by agreed or court imposed suspension of distribution of Licensed Product, Licensee, upon notice from BMI and Brown shall suspend its distribution of Licensed Product, however, BMI and Brown shall be solely responsible for any damages or expenses suffered by Licensee as a result of such suspension or limitation, including without limitation, consequential and punitive damages.

    7.3 SAFETY. Licensee warrants and represents that the Licensed Product will meet all applicable Consumer Product Safety Commission (CPSC) and all applicable American Society for Testing and Materials (ASTM) standards as well as comply with all other applicable federal, state and local laws and regulations.

    SECTION 8.   TERMINATION

    8.1 PAYMENT AND COVENANT DEFAULT. If Licensee shall (i) fail to make any payment or due hereunder and if such default shall continue uncured for a period as provided for in Section 4 above; or, (ii) if Licensee fails to use reasonable efforts to continue to sell the Licensed Product, then BMI shall have the right, at its sole discretion


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

to terminate this Agreement. If Licensee shall otherwise fail to perform any other of the terms, conditions, agreements or covenants in this Agreement, and such default shall continue uncured for a period of thirty (30) days after a written "cure" notice thereof is delivered to Licensee, BMI shall also have the right to terminate this Agreement upon the giving to Licensee of a ten (10) day written notice to terminate by BMI.

    8.2 INFOMERCIAL TEST. Notwithstanding anything contained herein to the contrary, in the event Licensee determines, in its sole and complete discretion, that the Infomercial Test relating to the Licensed Product is not successful, Licensee shall have the right to terminate this Agreement and the license granted hereunder shall be deemed terminated as of such date.

    8.3 INSOLVENCY. Either party may by written notice terminate this Agreement immediately without incurring thereby any liability to the other in the event the other party shall (i) be dissolved, be adjudicated insolvent or bankrupt or cease operations, admit in writing its inability to pay its debts as they mature or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors, or file for relief under any insolvency law; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or affairs, or authorize such application or consent, or suffer any proceedings seeking such appointment to be commenced against it (whether voluntary or involuntary) which continues undismissed for a period of sixty (60) days; or
(iii) be the subject of any other proceeding not defined above whereby any substantial portion of the property or assets of such party are or may be distributed among its creditors (or any group of them).

    8.4 BANKRUPTCY. Licensee may immediately terminate this Agreement without liability if BMI files for protection under any bankruptcy rules or regulations.

    8.5  RIGHTS AND REMEDIES.  On the expiration or sooner termination of this
Agreement:

    (a) The rights and license granted to Licensee herein shall forthwith terminate and automatically revert to BMI.

    The parties acknowledge that there may not be an adequate remedy at law to redress a breach or threatened breach of the terms of this Agreement, and therefore agree that either party, or their respective assigns, shall be entitled to an injunction or other equitable relief against the other to restrain it from such breach, and each party waives any claim or defense that the other has all adequate remedy at law. The foregoing is in addition to any remedies at law that either party may have.


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

     SECTION 9. MISCELLANEOUS

     9.1 NO AGENCY RELATION. Nothing herein contained shall create or be deemed to create any agency, partnership or joint venture between the parties hereto, and neither party shall have power or authority to obligate or bind the other in any manner whatsoever.

     9.2 AMENDMENTS. No addition to, deletion from or modification of any of the provisions of this Agreement shall be binding upon the parties unless made in writing and signed by a duly authorized representative of each party.

     9.3 ASSIGNMENT. This Agreement shall inure to the benefit of the respective parties and their successors and assigns, however.

     9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     9.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission or overnight carrier.


     TO LICENSEE:                                   TO BMI:
     ------------                                   -------
     International Trading & Manufacturing Corp.    Mr. Richard Brown
     11250 El Camino Real, Suite #100               Boomerang Marketing, Inc.
     San Diego, CA 92130                            20 S. Limestone Street
     Facsimile: (619) 793-8842                      Springfield, OH 45502
                                                    Facsimile: (937) 323-4201


or to other such address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth herein, provided that notice of a change of address all be deemed given only upon receipt.

/ / /

/ / /

/ / /

/ / /

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


     9.6 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, verbal or written relating to the subject matter hereof. There are not unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        INTERNATIONAL TRADING &
                                        MANUFACTURING CORP.,
                                        a Nevada corporation


                                        By:  /s/ KLAUS MOELLER
                                           -----------------------------------

                                        Its:     CEO
                                            ----------------------------------

                                        BOOMERANG MARKETING, INC.,
                                        a corporation


                                        By:  /s/ [Illegible]
                                           -----------------------------------

                                        Its:     Vice President
                                            ----------------------------------



                                        /s/ Frank Brown
                                        --------------------------------------
                                        Frank Brown






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

                                  EXHIBIT "A"


                               MARKS TO BE USED
                             ON LICENSED PRODUCT

Name(s) of Owners of Marks:             Marks
---------------------------             -----
-  BMI                                  -  Boomerang Lures
-  Frank Brown                          -  Ol' Softy Lure


                                           [in any combination on any single
                                           Licensed Product]

                                  EXHIBIT "B"


                               LICENSED PRODUCT


Licensed Product:
-----------------


-  Fishing gear and accessories







                                      11